STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                 DIVISION OF CORPORATIONS
                                                 FILED 05:20 PM 04/16/1997
                                                    971124042 - 2619440

                              STATE OF DELAWARE
                          CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION

                         SHAKESPEARE HOLDINGS, INC.
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A corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of
 SHAKESPEARE HOLDINGS, INC.
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resolutions were duly adopted setting forth a proposed amendment of the
Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be
amended by changing the Article thereof numbered   "ARTICLE I" so that, as
amended, said Article shall be and read as follows:-----------

   The name of the Corporation shall be China Peregrine Food Corporation
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SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said     Shakespeare Holdings, Inc.  has caused this
certificate to be signed by  ---------------------------

   Paul Downes   , an Authorized Officer, this  15th   day of   March  , 1997.
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                                  BY:  [ Paul Downes]
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                                  TITLE OF OFFICER:  PRESIDENT AND DIRECTOR
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